UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2007

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts		02061-9149
(Address of principal executive offices)		(Zip Code)

(781) 792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                Unregistered Sales of Equity Securities

On December 28, 2007, Clean Harbors, Inc. (“the Company”) issued an aggregate of 209,200 shares of the Company’s common stock, $.01 par value, in connection with the conversion (at the holders’ elections) of the Company’s remaining previously outstanding 68,810 shares of Series B convertible preferred stock.  Each previously outstanding share of Series B convertible preferred stock was converted into 3.0403 shares of common stock. The 209,200 shares of common stock issued upon such conversion represented slightly in excess of 1.0% of the total number of shares of the Company’s common stock outstanding prior to the conversion. The holders of the Series B convertible preferred stock had held such preferred shares for several years prior to the conversion, and received the shares of common stock solely in exchange for conversion of their preferred shares. No commission or other remuneration was paid or given directly or indirectly by the Company or any other party for soliciting such conversion. The conversion shares of common stock were issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration under Section 3(a)(9) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

January 3, 2008	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer